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                                                                EXHIBIT NO. 11.1



                        FIDUCIARY CAPITAL PARTNERS, L.P.


                         STATEMENT OF COMPUTATION OF NET
                          INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT
               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998


                                                1999              1998
                                             -----------       -----------
Net Investment (Loss) Income                 $   (38,184)      $    29,191

Percentage Allocable to Limited Partners              99%               99%
                                             -----------       -----------

Net Investment (Loss) Income Allocable
   to Limited Partners                       $   (37,802)      $    28,899
                                             ===========       ===========

Weighted Average Number of Limited
   Partnership Units Outstanding               1,109,694         1,201,564
                                             ===========       ===========

Net Investment (Loss) Income Per Limited
   Partnership Unit                          $      (.03)      $       .02
                                             ===========       ===========